                                                                   EXHIBIT 99.06


                 CONSENT OF PERSON ABOUT TO BECOME A DIRECTOR


        I, John Q. Graham,Jr., hereby consent to the use, in the Registration Statement on Form S-1 of U.S.A. Floral Products, Inc., a Delaware corporation (the "Company"), to which this consent is filed as an exhibit included therein, of my name as a person about to become a Director of the Company.



                                                         /s/ John Q. Graham, Jr.
                                                         -----------------------
                                                          John Q. Graham, Jr.
August 5, 1997